As filed with the Securities and Exchange Commission on April 11, 2005
                                                     REGISTRATION NO. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------
                               ACUITY BRANDS, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                         58-2632672
 (State or other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                          Identification No.)

                               ACUITY BRANDS, INC.
                           1170 PEACHTREE STREET, N.E.
                                   SUITE 2400
                             ATLANTA, GEORGIA 30309
                                 (404) 853-1400
   (Address, including zip code, of registrant's principal executive offices)

                         ACUITY BRANDS, INC. 401(k) PLAN
                         -------------------------------

                              (Full title of plans)

                                KENYON W. MURPHY
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                               ACUITY BRANDS, INC.
                           1170 PEACHTREE STREET, N.E.
                                   SUITE 2400
                             ATLANTA, GEORGIA 30309
                                 (404) 853-1400

                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                                               Proposed Maximum  Proposed Maximum
                                                 Amount to      Offering Price       Aggregate          Amount of
Title of Securities to be Registered           be Registered     Per Share(1)    Offering Price(1)  Registration Fee
Common Stock,
par value $0.01 per share....................   423,768 shares       $26.85          $11,378,171             $1,340

Preferred Stock Purchase Rights..............       (2)                N/A                 N/A              N/A

Interests in the 401(k) Plan.................       (3)                N/A                 N/A              N/A

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low sales prices per share ($26.85 per share) of Common Stock of Acuity Brands, Inc. as reported on the New York Stock Exchange on April 5, 2005.

(2) This Registration Statement also covers the associated Preferred Stock Purchase Rights (the "Rights") issued pursuant to the Stockholder Protection Rights Agreement, dated as of November 12, 2001, between Acuity Brands, Inc. and Wells Fargo Bank Minnesota, N.A. (as modified from time to time). Until the occurrence of certain events, the Rights will not be exercisable for or evidenced separately from shares of common stock, par value $0.01 per share, of Acuity Brands, Inc.

(3) Pursuant to Rule 416(c) of the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Acuity Brands, Inc. 401(k) Plan.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      Effective January 1, 2003, Acuity Brands, Inc. ("Acuity," the "Registrant" or the "Company") merged the Acuity Brands, Inc. 401(k) Plan for Corporate Employees, as amended (the "Corporate Plan"), with and into the Acuity Lighting Group, Inc. Profit Sharing and Retirement Plan for Salaried Employees, as amended (the "ALG Plan"). At such time, the name of the combined plan was changed to the Acuity Brands, Inc. 401(k) Plan (the "401(k) Plan"). This Registration Statement and the accompanying prospectus relate to an aggregate of 423,768 shares of the Registrant's common stock, par value $0.01 per share (the "Common Stock") reserved for issuance under the 401(k) Plan.

      The document(s) containing the information specified in Part I of Form S-8 will be sent or given to employees of the Registrant as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions of Part I of Form S-8, such documents will not be filed with the Securities Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of
Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

      The following documents have been previously filed by the Registrant with the Commission and are hereby incorporated by reference into this Registration Statement as of their respective dates:

         (a)   Annual Report on Form 10-K for the year ended August 31, 2004;

         (b) Quarterly Reports on Form 10-Q for the quarters ended November 30, 2004 and February 28, 2005;

         (c) Current Reports on Form 8-K, filed with the Commission on September 2, 2004, October 5, 2004, January 12, 2005, February 22, 2005 and April 1, 2005; and

         (d) the description of the Common Stock contained in the Registrant's Registration Statement on Form 10, as originally filed with the Securities and Exchange Commission on July 3, 2001, as amended, including any amendment or report filed for the purpose of updating such description.

      In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereunder have been sold or that deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents.

      Any statement contained in any document incorporated or deemed to be incorporated by reference into this Registration Statement shall be deemed to be modified or superseded for purposes thereof to the extent that a statement contained therein or in any other subsequently filed document that is also incorporated or deemed to be incorporated therein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Inapplicable.

Item 5.  Interest of Named Experts and Counsel.

         Inapplicable.

Item 6.  Indemnification of Directors and Officers.

      Acuity's By-laws and Section 145 of the Delaware General Corporation Law, which allows, and in some cases requires, the indemnification of directors and officers under certain circumstances, grant Acuity's directors and officers a right to indemnification to the fullest extent permitted by law for all expenses relating to civil, criminal, administrative or investigative procedures to which they are a party (i) by reason of the fact that they are or were directors or officers of Acuity or (ii) by reason of the fact that, while they are or were directors or officers of Acuity, they are or were serving at the request of Acuity as a director, officer or employee of another enterprise. Acuity's By-laws further provide that an advancement for any such expenses shall only be made upon delivery to Acuity by the indemnitee of an undertaking to repay all amounts so advanced if it is ultimately determined that such indemnitee is not entitled to be indemnified by Acuity.

      Acuity has also entered into indemnification agreements with certain of its directors and officers. These agreements require Acuity to indemnify these directors and officers with respect to their activities as directors or officers of Acuity or when serving at Acuity's request as a director, officer or trustee of another corporation, trust or other enterprise against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by them in any threatened, pending or completed suit or proceeding (civil, criminal, administrative or investigative) to which they are, or are threatened to be made, parties as a result of their service to Acuity. Acuity has agreed to indemnify each indemnitee for any one or a combination of the following, whichever is most advantageous to the indemnitee, as determined by the indemnitee (i) the benefits provided by Acuity's certificate of incorporation and By-laws in effect on the date of the indemnification agreement; (ii) the benefits provided by Acuity's certificate of incorporation and By-laws at the time expenses are incurred by the indemnitee; (iii) the benefits allowable under Delaware law in effect on the date of the indemnification agreement; (iv) the benefits allowable under the law of the jurisdiction under which Acuity exists at the time expenses are incurred by the indemnitee; (v) the benefits available under liability insurance obtained by Acuity; and (vi) such other benefits as may be otherwise available to indemnitee under Acuity's existing practices. Under the indemnification agreements, each indemnitee will continue to be indemnified even after ceasing to occupy a position as an officer, director, employee or agent of Acuity with respect to suits or proceedings arising out of acts or omissions during his service to Acuity. Each indemnitee has agreed to notify Acuity promptly of any proceeding brought or threatened and not to make any admission or settlement without Acuity's consent, unless the indemnitee determines to undertake his own defense and waives the benefits of the indemnification agreement.

Item 7.  Exemption from Registration Claimed.

         Inapplicable.

Item 8.  Exhibits.

Exhibit                                                      Description
-------                                                      -----------

4.1         Restated Certificate of Incorporation of the Registrant, filed as Exhibit 3.1 to the Registrant's Current Report on Form
            8-K as filed with the Commission on December 14, 2001 and incorporated herein by reference.

4.2         Amended and Restated Bylaws of the Registrant, filed as Exhibit 3(b) to the Registrant's Quarterly Report on Form 10-Q
            for the quarter ended May 31, 2004 and incorporated herein by reference.

4.3         Form of Common Stock certificate, filed as Exhibit 4.1 to Amendment No. 5 to the Registrant's Registration Statement on
            Form 10, filed with the Commission on November 9, 2004 and incorporated herein by reference.

4.4         Stockholder Protection Rights Agreement, dated as of November 12, 2001, between the Registrant and Wells Fargo Bank
            Minnesota, N.A., filed as Exhibit 4.2 to the Registrant's Current Report on Form 8-K as filed with the Commission on
            December 14, 2001 and incorporated herein by reference.

4.5         Letter Agreement appointing Successor Rights Agent, dated June 5, 2003, filed as Exhibit 4(c) to the Registrant's
            Quarterly Report on Form 10-Q for the quarter ended May 31, 2003 and incorporated herein by reference.

5.1*        Opinion of Kenyon W. Murphy, Esq. regarding legality of shares being registered.

23.1*       Consent of Ernst & Young LLP

23.2*       Consent of Kenyon W. Murphy, Esq. (included in Exhibit 5.1)

24.1*       Powers of Attorney

------------------

*     Filed herewith

Item 9.  Undertakings.

      The undersigned Registrant hereby undertakes:

      (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

      provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act) of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                     EXPERTS

      The consolidated financial statements of Acuity Brands, Inc. appearing in Acuity Brands, Inc.'s Annual Report on Form 10-K for the fiscal year ended August 31, 2004 (including the schedules appearing therein) have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Acuity Brands, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 11th day of April, 2005.

                                         ACUITY BRANDS, INC.

                                         By: /s/ Vernon J. Nagel
                                            ------------------------------------
                                            Vernon J. Nagel
                                            Chairman and Chief Executive Officer

      KNOW ALL MEN BY THESE PRESENTS, pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 11, 2005.

Signature                                                            Title
---------                                                            -----
      *                                  Chairman and Chief Executive Officer
--------------------------
Vernon J. Nagel

      *                                  Vice President, Controller, and Interim Chief Financial Officer
--------------------------
Karen J. Holcom

      *                                  Director
--------------------------
Peter C. Browning

      *                                  Director
--------------------------
John L. Clendenin

      *                                  Director
--------------------------
Jay M. Davis

      *                                  Director
--------------------------
Earnest W. Deavenport, Jr.

      *                                  Director
--------------------------
Robert F. McCullough

      *                                  Director
--------------------------
Julia B. North

      *                                  Director
--------------------------
Ray M. Robinson

      *                                  Director
--------------------------
Neil Williams

* By: /s/ Kenyon W. Murphy
      -------------------------------------------
        Kenyon W. Murphy
        Attorney-in-Fact